Exhibit 99.1
Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Ordinary Shares, par value $0.0005 per share, of China Digital TV Holding Co., Ltd., a company organized under the laws of the Cayman Islands, and that this agreement may be included as an exhibit to such joint filing.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of May 4, 2017.

FIRSTVISION LIMITED

/s/ Bukit Merah Limited
Bukit Merah Limited Corporate Director

CREDIT SUISSE TRUST LIMITED AS TRUSTEE FOR THE SCOTT ZHU TRUST

/s/ Valerie Wong Siew Keng
Valerie Wong Siew Keng

/s/ Koh Bee Eng
Koh Bee Eng Authorised Signatories

FIRESTONE INVESTMENT LIMITED

/s/ Bukit Merah Limited
Bukit Merah Limited Corporate Director

CREDIT SUISSE TRUST LIMITED AS TRUSTEE FOR THE L&C FAMILY TRUST

/s/ Valerie Wong Siew Keng
Valerie Wong Siew Keng

/s/ Koh Bee Eng
Koh Bee Eng Authorised Signatories